UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2012

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO  44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events
On August 28, 2012, Associated Estates Realty Corporation (the “Company”) entered into a separate Equity Distribution Agreement (each an "Equity Distribution Agreement" and, collectively, the "Equity Distribution Agreements") with each of Barclays Capital Inc., Citigroup Global Markets Inc., Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc. (each, a “sales agent” and, collectively, the “sales agents”) pursuant to which the Company may sell from time to time, up to $75.0 million in aggregate offering price of its common shares (the "Shares"), without par value, through an "at-the-market" share offering program. The sales, if any, of the Shares will be made by means of ordinary brokers' transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company will pay each sales agent an aggregate fee that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as agent under the applicable equity distribution agreement.
The Shares will be issued under the Company's Registration Statement on Form S-3 (File No. 333-167472) filed with the Securities and Exchange Commission ("SEC") and the prospectus supplement filed with SEC on August 28, 2012.

The Equity Distribution Agreements are filed as Exhibits to this Current Report on Form 8-K, and the description of the Equity Distribution Agreements in this Item 1.01 is qualified in its entirety by reference to such Exhibits, which are incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits	Description

1.1	Equity Distribution Agreement between Associated Estates Realty Corporation and Barclays Capital Inc.
1.2	Equity Distribution Agreement between Associated Estates Realty Corporation and Citigroup Global Markets Inc.
1.3	Equity Distribution Agreement between Associated Estates Realty Corporation and Jefferies & Company, Inc.
1.4	Equity Distribution Agreement between Associated Estates Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated
1.5	Equity Distribution Agreement between Associated Estates Realty Corporation and Raymond James & Associates, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

August 29, 2012	/s/ Lou Fatica
Lou Fatica, Vice President
Chief Financial Officer and Treasurer